EXHIBIT 23.b



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated February 19, 2001, except for Note 2 as to which the date is May 3, 2001, appearing in the Annual Report of Form 10-KSB of Empire Energy Corporation for the year ended December 31, 2000, in the Registration Statement on Form SB-2 filed January 25, 2002.







/s/ Sartain Fischbein & Co.
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Sartain Fischbein & Co.
Tulsa, Oklahoma
January 25, 2002